Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Carrie Hill (317) 472-5660 chill@ffi.net

Management-Led Buyout of Fortune Industries, Inc. Announced

New Ownership Group Led by Longtime Management Team

Brings Stability and Plans for Continued Growth to Market-Leader PEO

INDIANAPOLIS, IN, March 26, 2012 -- The board of directors of Fortune Industries, Inc. (NYSE Amex: FFI) today announced that it had entered into a management buyout transaction with CEP, Inc., a holding company owned by a management-led group including Fortune Industries’ Chief Executive Officer Tena Mayberry and Chief Financial Officer Randy Butler. Under the management of Mayberry and Butler for the past three years, Fortune Industries has successfully shifted its focus from a diversified holding company to a pure-play, market-leading professional employer organization (PEO) with $30 million in assets and clients located in 47 states.

The post-merger company will continue to be known as Fortune Industries, Inc., and all of its subsidiaries and divisions across the United States will continue their regular business before and after the transaction.

“While this merger may represent a change in ownership, it does not represent any change in our mission,” said Mayberry. “As a management-owned company, we expect to continue building on the entrepreneurial spirit of our people and delivering exceptional human resource services by leveraging our strategic expertise and operational skills. For our clients, this means an increasingly focused company with a senior management team whose interests are directly tied to the success of our customers. For our company, it also means greater control of our own destiny, all of which supports our mission to provide expert human resource services on an outsourced basis.”

Under the terms of the transaction approved by the board, the majority shareholder and chairman of Fortune Industries, Carter M. Fortune, will sell to CEP all of his Series C Preferred shares, which will be converted to common stock and contributed to CEP immediately prior to the merger. Upon completion of this conversion, total outstanding common stock of the company is expected to exceed 50,000,000 shares.

Shareholders of Fortune Industries who own 501 or more shares (including CEP) will receive an equivalent number of shares in the post-merger company. Shareholders who own 500 shares or less will receive $0.61 per share when the merger closes, which represents a 22 percent premium over the 200-day moving average share price as of March 20, 2012. Senior management will become the majority shareholder of Fortune Industries, and Mr. Fortune will retain a 20 percent minority stake of CEP. The terms and conditions of the merger transaction and related details are more fully described on the Form 8-K filed today.

Additional merger benefits include:

•	Elimination of the perpetual mandatory dividend associated with the Series C Preferred shares now owned by Mr. Fortune.
•	All common shares held by shareholders of the post-merger company will rank equally because there will be no preferred class of stock.
•	Post-merger, the company will no longer be at risk for an involuntary change of control.
•	Greater operational flexibility and ability to focus on long-term strategic growth without undue emphasis on short-term fluctuations in the market.

“When a company's greatest strategic asset is its people, putting ownership and control in the hands of this proven senior management team is clearly a smart move for everyone,” said Dave Berry, chair of the board's independent committee that recommended approval of the merger to the full board. “Majority ownership binds senior management together with all of our stakeholders in a shared enterprise and fosters a continuing commitment to produce results.”

The merger transaction will be put to a vote of all Fortune Industries shareholders after all regulatory conditions are satisfied, including any comments from the Securities and Exchange Commission. Mr. Fortune has entered into a voting agreement in which he will vote his majority stake of the company in favor of the transaction.

Upon completion of the merger, Mr. Fortune will retire as chairman, but continue to serve as a director. Mayberry will continue as CEO and will become chair of the post-merger company’s board of directors. CFO Butler also will be elected a director.

“Completing this transaction marks the beginning of an exciting new chapter in Fortune Industries’ history as a PEO market leader,” said Mayberry. “The new ownership and capital structure will provide the company with a solid foundation for the foreseeable future, allowing the leadership team to focus on building long term value at all levels of the company. We look forward to efficiently moving this transaction to completion.”

In addition, the board announced that once the transaction closes, the record shareholder count is expected to be reduced below 300, which will enable the company to cease reporting to the SEC, thereby achieving a significant cost savings. “We have not realized the benefits often associated with being a publicly traded company as such status hasn’t enhanced the value of our stock for our shareholders, yet we have incurred the significant costs of complying with regulations of a publicly held company,” explained Butler. “Rather, the time-intensive staff and other resources necessary to comply with all SEC rules have become burdensome to the point of inefficiency. A management-owned entity will allow us much more flexibility and resources to focus on increasing revenue.”

The NYSE Amex Exchange has been notified that the company intends to voluntarily withdraw its securities from listing and registration when the merger is effective. Simultaneously with the completion of the merger, the common stock of the post-merger company is expected to be quoted on a secondary market quotation service with more details forthcoming. From now until the merger is effective, the company expects its common stock to continue trading on the NYSE Amex Exchange.

About Fortune Industries, Inc.

Fortune Industries, Inc., is a professional employer organization (PEO) focused on small and medium-sized business clients in 47 states, providing human resource consulting and management, employee assessment, training, payroll services, and benefits administration.  The company has three divisions operating as licensed PEOs: Century II, Inc., located in Brentwood, TN; Employer Solutions Group, Inc., located in Loveland, CO, Provo, UT, Phoenix and Tucson, AZ; and Professional Staff Management, Inc., located in Indianapolis, and Richmond, IN. The company’s PEO divisions are among the nation’s oldest PEOs, and are recognized market leaders providing the full array of outsourced human resource services through co-employment relationships with companies that typically do not have an internal personnel or human resources department. Fortune Industries represents clients with a combined 15,000 worksite employees representing a broad base of industries including healthcare, IT, financial, and other professional services, as well as manufacturing, construction, and telemarketing. For more information, visit www.ffi.net.

Forward Looking Statements

This press release and other statements by Fortune Industries, Inc. may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “estimate,” “potential,” or future/conditional verbs such as “will,” “should,” and “could” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences, include, but are not limited to, the risks and uncertainties that are discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within the Company’s Form 10-K for the year ended June 30, 2011. The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. Readers should carefully review the risk factors disclosed within the Company’s Form 10-K and other documents filed by the Company with the Securities and Exchange Commission.

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